AGREEMENT

     THIS AGREEMENT is entered into this day of 1 1992, by and between Computer Control Corporation, a New Jersey corporation having offices at 230 West Parkway, Pompton Plains, New Jersey 07444 ("Computer Control") and Envirometrics Development Company, Inc., a South Carolina corporation having offices at 9229 University Boulevard, North Charleston, South Carolina 29418 ("Envirometrics") WITNESSETH

     WHEREAS, Computer Control is in the business of developing various electronic devices with integrated computer capabilities for the industrial hygiene/environmental market; and

     WHEREAS, Envirometrics desires to have Computer Control develop an electronic reader for utilization with a new line of passive air monitors based upon photometry devices which change color or other optical characteristics after exposure to airborne chemicals.

     NOW, THEREFORE, in consideration of the above premises and the covenants hereinafter set forth, the parties hereto do hereby agree as follows:

     1. Computer Control hereby agrees to use its best efforts to develop an electronic reader (the "Reader") for utilization with Quantitative Photometry Monitors. For purposes of this Agreement, a "Quantitative Photometry Monitor" shall mean a passive air monitor based upon photometry devices which change color or other optical characteristics after exposure to airborne chemicals and which can be utilized with an electronic reader. The Reader shall satisfy the specifications set forth on Schedule A hereto, subject to such modifications to such specifications as the parties shall mutually agree.

     2.  Envirometrics  hereby agrees to make the following payments to Computer
Control:

     a. Upon execution of this Agreement, Envirometrics shall pay to Computer Control the sum of $10,000.00.

     b. Upon completion of a prototype Reader by June 1, 1992 which shall satisfy the specifications set forth on Schedule A hereto (subject to such modifications to such specifications as the parties shall mutually agree) , Envirometrics shall pay to Computer Control an additional $20,000.00. If such a prototype is not completed by June 1, 1992, (i) this Agreement shall automatically terminate, (ii) Computer Control shall return to Envirometrics the $10,000.00 payment made by Envirometrics pursuant to subparagraph 2(a), and
(iii) both parties shall be relieved of all further obligations hereunder.

     C. Envirometrics hereby agrees to pay to Computer Control a royalty equal to 3% of gross revenues collected from sales of Quantitative Photometry Monitors by Envirometrics during the five year period commencing upon the first sale by Envirometrics of a Reader (the "Monitor Royalty Period"). It is expressly understood that royalties shall be payable on all revenues in respect of Quantitative Photometry Monitors which are sold during the Monitor Royalty Period, including revenues from such sales which are collected after the Monitor Royalty Period. The minimum royalty which Envirometrics shall pay to Computer Control pursuant to this clause (c) for the first year of the Monitor Royalty Period shall be $25,000.00 and the minimum royalty which Envirometrics shall pay to Computer Control pursuant to this clause (c) for the second year of the Monitor Royalty Period shall be $30,000.00.

     d. Envirometrics shall also pay to Computer Control a royalty equal to 10% of gross revenues collected from sales, rentals and leases of Readers by Envirometrics during the five year period commencing upon the first sale by Envirometrics of a Reader developed by Computer Control (the "Reader Royalty Period"; provided, however, that if Computer Control shall obtain a patent on the Reader, the Reader Royalty Period shall continue until the expiration of such patent. It is expressly understood that royalties shall be payable on all revenues in respect of Readers which are sold, rented or leased during the Reader Royalty Period, including revenues from such sales, rentals and leases which are collected after the Monitor Royalty Period. Notwithstanding the foregoing, no royalty shall be payable by Envirometrics in respect of Readers Purchased by Envirometrics from Computer Control.

     e. Envirometrics shall reimburse Computer Control for all legal fees, filing fees and other out-of-pocket costs incurred by Computer Control in connection with obtaining patents on the Reader or any components thereof or any technology incorporated therein ("Patent Costs"), up to $5,000.00; all Patent Costs incurred by Computer Control in excess of $5,000.00 shall be borne by Computer Control. Envirometrics shall reimburse Computer Control for Patent Costs in accordance with the preceding sentence within ten (10) days following submission of an invoice by Computer Control.

     3. The technology utilized by Computer Control to develop the Reader and the technology embodied in the Reader, to the extent not already in the public domain, shall be and remain the property of Computer Control. All patents awarded shall be owned by Computer Control.

     4. Computer Control hereby grants to Envirometrics an exclusive worldwide license to manufacture and sell Readers for use with Quantitative Photometry Monitors; provided, however, that Computer Control reserves the nonexclusive right to manufacture and sell Readers to Envirometrics. The license granted hereunder shall not be assignable. Envirometrics may not sublicense its rights under the license granted hereunder. The license granted hereunder shall be perpetual, subject, however, to termination by either party in the event of a breach of this Agreement by the other party which remains uncured for thirty
(30) days following notice of such breach by the non-breaching party to the breaching party. It is expressly understood that Computer Control reserves unto itself the exclusive right to utilize the technology utilized by Computer Control to develop the Reader and the technology embodied in the Reader for any purpose other than the manufacture and sale of Readers for use with Quantitative Photometry Monitors. In order to enable Envirometrics to manufacture Readers, Computer Control shall disclose to Envirometrics all technical know-how, trade secrets and proprietary information of Computer Control which is required to manufacture Readers. All such trade secrets and proprietary information shall remain the sole and exclusive property of Computer Control.

     5. The royalties payable pursuant to clauses l(c) and l(d) above shall be computed and paid quarterly. Within fifteen (15) days following the end of each calendar quarter during the respective royalty periods for Quantitative Photometry Monitors and Readers, and Envirometrics shall furnish to Computer Control a statement of the gross revenues during such calendar quarter of Envirometrics from the sale of Quantitative Photometry Monitors and from the sale, leasing and rental of Readers and of the royalty due for such calendar quarter. Within fifteen (15) days following the end of each calendar quarter during the year following the termination of the respective royalty periods for Quantitative Photometry Monitors and Readers, Envirometrics shall furnish to Computer Control a statement of the gross revenues during such calendar quarter of Envirometrics from the sale of Quantitative Photometry Monitors which were sold during the Monitor Royalty Period and from the sale, leasing and rental of Readers during the Reader Royalty Period and of the royalty due for such calendar quarter. Each such statement shall be accompanied by payment of the royalty due. Envirometrics agrees to keep accurate records pertaining to sales of Quantitative Photometry Monitors and sales, leases and rentals of Readers. Computer Control shall have the right to inspect and make copies of such records upon reasonable notice to Envirometrics. In the event of a dispute regarding the computation of royalties payable hereunder, Computer Control and Envirometrics shall attempt to resolve the dispute among themselves and adjust the applicable statement and royalty payment. In the event Computer Control and Envirometrics are unable to resolve the dispute within thirty (30) days following notice by Computer Control to Envirometrics of a dispute, then they shall attempt to agree upon a nationally recognized accounting firm to act as "Umpire" hereunder. In the event Computer Control and Envirometrics are unable to select an Umpire within five days following the end of said thirty (30) day period, then each of the parties will select a nationally recognized accounting firm within ten (10) days following the end of said thirty (30) day period, and those accounting firms shall agree upon a third nationally recognized accounting firm to serve as Umpire within twenty (20) days following the end of said thirty (30) day period. The nationally-recognized accounting firm which is selected to act as Umpire hereunder shall review the books and records of Envirometrics and shall determine the amount of royalties which should have been paid in respect of the periods in question. The determination of the Umpire shall be final and binding on the parties. Each party shall bear whatever fees and expenses are incurred by the accounting firm selected by it. In the event that the Umpire determines that there has been an underpayment of royalties, the Umpire's fees shall be borne by Envirometrics; in the event that the Umpire determines that there has not been an underpayment of royalties, the Umpire's fees shall be borne by Computer Control.

     6. In the event the Reader is ever held by a court of competent jurisdiction to infringe any patent or patents owned by others, Computer Control shall have the right, at its own expense, to redesign the reader to avoid the infringement or obtain a license to enable Envirometrics to continue to sell the Reader. If within ninety (90) days following a final determination of infringement, Computer Control fails to redesign the Reader so as to avoid the infringement or to obtain a license, then Envirometrics may forthwith terminate all its obligations outlined under clauses l(c) and l(d) above. In the event Envirometrics is named as a defendant in a suit alleging that the Reader infringes any patent or patents owned by others and Computer Control is also named as a defendant in the suit, then Computer Control shall control the defense and settlement of the suit and Envirometrics and Computer Control shall each bear 50% of the cost of defending and settling such suit; provided, however, that the selection of a law firm to defend any such suit and any settlement thereof shall be subject to the approval of Envirometrics, which approval shall not be unreasonably withheld or delayed. In the event Envirometrics is named as a defendant in a suit alleging that the Reader infringes any patent or patents owned by others and Computer Control is not also named as a defendant in the suit, then Envirometrics shall control the defense and settlement of the suit and Computer Control shall reimburse Envirometrics for 50% of the cost of defending and settling such suit. Envirometrics and Computer Control shall provide reasonable cooperation to one another, and shall keep one another apprised of developments in, any such suit

     7. In the event of infringement of the herein proposed licensed patent rights by others, Computer Control shall have the right to, but shall have no duty to, enforce said patent rights. If Computer Control does not agree to enforce said Patent rights within sixty (60) days following a written request by Envirometrics that it do so, then Computer Control shall assign to Envirometrics the right to enforce said patent rights against the party or parties named in the request, in which case the expenses of any such litigation shall be borne by Envirometrics and Envirometrics shall be entitled to any recovery on account of infringement. Computer Control shall provide reasonable cooperation in any such enforcement action upon the request of Envirometrics, provided that Envirometrics shall reimburse Computer Control for its reasonable out-of-pocket expenses incurred by Computer Control in providing such cooperation.

     8. Computer Control represents and warrants that (i) it has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement constitutes a valid and binding obligation of Computer Control, enforceable in accordance with its terms; and
(iii) neither the execution nor performance of this Agreement by Computer Control has or will violate any provisions of Computer Controls Articles of Incorporation or Bylaws or of any material agreement or instrument to which Computer Control is a party or by which Computer Control is bound.

     9. Envirometrics represents and warrants that (i) it has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement constitutes a valid and binding obligation of Envirometrics, enforceable in accordance with its terms; (iii) neither the execution nor performance of this Agreement by Envirometrics has or will violate any provisions of Envirometrics' Articles of Incorporation or Bylaws or of any material agreement or instrument to which Envirometrics is a party or by which Envirometrics is bound; and (iv) the manufacture and sale of Quantitative Photometry Monitors by Envirometrics and the use of Quantitative Photometry Monitors in conjunction with Readers will not violate any patent or other rights of any third parties. Envirometrics covenants that it shall, upon delivery of the prototype Reader due June 1, 1992, deliver to Computer Control a true and complete copy of a valid license to Envirometrics for the manufacture and sale of Quantitative Photometry Monitors worldwide for a period of not less than six (6) years from the date hereof, which license shall be in full force and effect on the date hereof. Envirometrics hereby covenants to take all actions necessary to maintain the license referred to in the preceding sentence in good standing until the termination of the Monitor Royalty Period. In the event Computer Control is named as a defendant in a suit alleging that the manufacture, use or sale of Quantitative Photometry Monitors, or their use in conjunction with Readers, infringes any patent or patents owned by others, Envirometrics shall bear the cost of defending and settling such suit.

     10. (a) Computer Control hereby covenants to indemnify and hold harmless Envirometrics from and against any and all damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Envirometrics and arising from a breach of any agreement, representation, warranty or covenant of Computer Control contained in or made pursuant to this Agreement, including all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Envirometrics in connection therewith.

     (b) Envirometrics hereby covenants to indemnify and hold harmless Computer Control from and against any and all damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Computer Control and arising from a breach of any agreement, representation, warranty or covenant of Envirometrics contained in or made pursuant to this Agreement, including all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Computer Control in connection therewith.

     In the course of negotiating and performing this Agreement, the parties have and will continue to provide to one another proprietary and confidential product, financial and technical information, including but not limited to (a) the specifications contained on Exhibit A hereto which were developed by Envirometrics, (b) information regarding Quantitative Photometry Monitors manufactured or being developed by Envirometrics, (c) sales information of Envirometrics and (d) technical know-how, trade secrets and proprietary information now owned by Computer Control or which may be developed by Computer Control in connection with this project, including technical know-how, trade secrets and proprietary information required to manufacture Readers (hereafter referred to as "Confidential Information") . Confidential Information includes not only written information but also information transferred orally, visually, electronically or by any other means. Each of the parties hereto hereby covenants that (i) it will use the other party's Confidential Information solely for the purposes permitted by this Agreement and (ii) it shall keep all Confidential Information of the other party secret and confidential and shall not disclose it to anyone except to a limited group of its own employees and consultants who are actually engaged in the design, development and manufacture of Readers. Each person to whom such Confidential Information is disclosed must be advised of its confidential nature and of the terms of this agreement and prior to receiving any Confidential Information thereof (unless already bound by obligations of confidentiality) must agree to abide by such terms. The term "Confidential Information" does not include information which (i) is already in the possession of the receiving party, provided that such information is not known by the receiving party to be subject to another confidentiality agreement with or other obligation of secrecy to the disclosing party, or (ii) becomes generally available to the public other than as a result of a disclosure by the receiving party or its directors, officers, employees, agents or advisors, or
(iii) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or its advisors, provided that such source is not known by the receiving party to be bound by a confidentiality agreement with or other obligation of secrecy to the disclosing party or another party, or (iv) has been independently acquired or developed by the receiving party without violating any of its obligations to the disclosing party under this Agreement. In the event that a receiving party or anyone to whom a receiving party transmits Confidential Information pursuant to this Agreement becomes legally compelled to disclose any of the Confidential Information, such receiving party will provide the disclosing party with prompt notice so that the disclosing party may seek a protective order or appropriate remedy and/or waive compliance with the provisions of this Agreement; in the event that such protective order or other remedy is not obtained or that the disclosing party waives compliance with the provisions of this Agreement, the receiving party will furnish only that portion of the Confidential Information which it is advised by counsel is legally required.

     12. The following shall constitute Events of Default hereunder: (i) Failure by either party hereto to make any payment due hereunder on the date such payment is due, provided such failure is not cured within ten (10) days following the giving of written notice of such breach to the breaching party by the nonbreaching party; (ii) the material breach by either party hereto of any covenant, representation or warranty contained herein, other than covenants to pay money, provided such breach is not cured within thirty (30) days following the giving of written notice of such breach to the breaching party by the nonbreaching party; or (iii) if either party hereto should ever be adjudged a bankrupt. If an Event of Default shall have occurred and shall be continuing, the nondefaulting party may, by written notice to the defaulting party, terminate this Agreement, whereupon both parties shall be relieved of all further obligations hereunder and the license granted in Section 4 hereof shall immediately terminate. The remedy provided for above shall be in addition to, and not in lieu of, any and all other rights and remedies which either party may have at law or in equity in the event of a breach of this Agreement by the other party.

     13. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. If Computer Control sells, assigns or transfers any patent rights obtained or created as a result of this Agreement, the terms and conditions of this Agreement shall be binding on the purchaser, assignee or transferee of such rights, and Envirometrics shall continue to pay the royalties due under this Agreement to Computer Control absent written notice from Computer Control to the contrary. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     14. This Agreement contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. Without limiting the generality of the foregoing, there are no restrictions, promises, representations, warranties, covenants or understandings other than those expressly set forth or referred to herein.

     15. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the parties hereto.

     16. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or sub-licensed by either party hereto without the prior written consent of the other party hereto. In the event of a permitted assignment by either party of this Agreement, the assignor shall cause such assignee to assume all of the assignor's obligations hereunder, which assumption shall be by a written instrument addressed to both parties hereto in form and substance reasonably satisfactory to the non-assigning party and its counsel. Provided, the sale of the stock of either party hereto shall not require the consent of the other party. In the event that Envirometrics intends to sell all or substantially all of its assets, it shall notify Computer Control at least twenty (20) days prior to such sale and, if requested to do so by Computer Control within ten (10) days of the giving of such notice, Envirometrics shall assign its rights hereunder to the purchaser of such assets and shall cause such purchaser to assume all of Envirometrics' obligations hereunder, which assumption shall be by a written instrument addressed to Envirometrics and Computer Control in form and substance reasonably satisfactory to Computer Control and its counsel.

     17. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by facsimile transmission (and confirmed by mail) or mailed (by registered or certified mail, return receipt requested and postage prepaid) to the parties as follows:

                    If to Computer Control:

                           Computer Control Corporation
                           230 West Parkway
                           Pompton Plains, New Jersey 07444
                           Attention: Mr. Harvey Padden, President
                            Fax No.: 201-839-7445
                  with copy to:

                           Stuart M. Geschwind, Esq.
                           Williams, Caliri, Miller & Otley
                           1428 Route 23
                           Wayne, New Jersey 07470
                           Fax No.: 210-694-0302

                            If to Seller:
                           Environmetrics Development Company, Inc.
                           9229 University Boulevard
                           North Charleston, South Carolina 29418
                           Attention: Mr. R. William Metzger, CEO
                                                     Fax No.:
                                                   with copy to:


                           Attention:

                                                     Fax No.:

     or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such communication shall be deemed to have been given on the date it is received by the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) . Provided that any communication sent by facsimile transmission and confirmed by mail, shall be deemed to have been given at the time of transmission.

     18. This Agreement may be executed in any number of counterparts, and by the different parties on separate counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. 9


     19. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the choice of law principles thereof.

     20. Any reference expressed in any gender shall be deemed to include each of the other genders, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The term "person" as used in this Agreement, unless the context otherwise requires, shall include any individual and any corporation, partnership, association, or other entity or group. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

     21. To the fullest extent permitted by applicable law, any party to this Agreement may waive any provision of this Agreement; provided, that no such waiver shall be of any force or effect unless the same is evidenced by a writing executed by the party against which enforcement of such waiver is sought. The waiver by any party hereto of a failure of any condition or of any breach of this Agreement shall not operate or be construed as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

     22. Each of the parties hereto agrees to execute and deliver such instruments and take such other actions as any other party hereto may reasonably require in order to carry out the intent of this Agreement.

     23. Upon execution of this Agreement, Envirometrics shall furnish to Computer Control an attorneys opinion, addressed to Computer Control, in the form of Schedule B hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement in duplicate.

                     ENVIROMETRICS DEVELOPMENT COMPANY, INC.



                                   Signed By:
                               R. William Metzger
                             Chief Executive Officer


                          COMPUTER CONTROL CORPORATION




                                   Signed By:
                                  Harvey Padden
                                    President


                                    GUARANTY

     Envirometrics, Inc., as an inducement to Computer Control Corporation ("Computer Control") to enter into the preceding Agreement between Computer Control and Envirometrics Development Company, Inc. ("Envirometrics") , dated of even date herewith (the "Agreement") hereby guarantees the performance by Envirometrics of Envirometrics' obligations under the Agreement.

                               ENVIROMETRICS, INC.


                                   Signed By:
                               R. William Metzger
                             Chief Executive Officer


                      EXHIBIT A - PRELIMINARY SPECIFICATION
                                 March 23, 1992
PHYSICAL:

         -     Portable
         -     Rechargeable battery, 8 hour operating life
         -     Charger can power unit on AC with discharged batteries
         -     Input: 16 position keypad
         -     Outputs: 16 character by 2 or 4 line LCD display
                              Parallel printer port (IBM compatible)
          -    single well design - Unit will memorize each badge's
               baseline (unexposed) value. 100 badge capacity.
          -    Program memory in user-changeable chip for updatesChip
               contains correction curves or tables for each badge type.

"INITIALIZE" OPERATING MODE:

-              Warning: All prior data will be cleared. Does user want to print?
-              Enter hazard type and badge ID (1 to 256)
-              Error warning if ID is already in use
-              Badge is inserted and unit stores baseline value

"READ"         OPERATING MODE:

               - Lowest stored ID is offered as a default. Subsequently the number is incremented for each badge. Default number can be overwritten from keypad.

               - Relative  humidity  and  temperature  are entered for each read
               session.   Prior  values  are  offered  as  default  and  can  be
               overwritten.

               - Exposure time is entered for each badge. Prior value is offered as default and can be overwritten.

               - If badge is not already inserted, unit will prompt.

               - Computer will search by ID for previous reading and use it with present reading to display:
                                                - Hazard
                                                - ID  number
                                                -  Interval concentration
                                                -  Cumulative concentration

               - Computer will ask whether to store,, warning that prior baseline will be destroyed. If printer is detected, unit will ask whether to print prior data before overwriting it.

               - Next badge ID is offered (and can be overwritten) "PRINT" OPERATING MODE - Continuous print mode prints each reading as taken

               - "Print" button allows printing on demand

               - "Batch" mode allows choice of ID range, all readings, complete session or only previously unprinted readings

"CALIBRATE" OPERATING MODE

               - Prompts to insert white card and stores reading for later calculations

"OUT OF MEMORY WARNING"

               - If EEROM is full, user is asked which range of samples to delete (by ID, previous session or all). User is prompted "Are you sure?" to make certain data is not lost accidentally.